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                                                                    EXHIBIT 23.1
                                                                    PAGE 1 OF 1



                              ACCOUNTANTS' CONSENT





The Board of Directors
Global Natural Resources Inc.:




           We consent to the incorporation by reference in the Registration Statements (No. 33-62106 on Form S-8 and No. 33-31537 on Form S-8) of our report dated February 27, 1996, relating to the consolidated balance sheets of Global Natural Resources Inc. and subsidiaries as of December 31, 1995 and 1994 and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995, which report appears in the December 31, 1995 annual report on Form 10-K
of Global Natural Resources Inc.   Our report refers to changes in methods of
accounting for impairments of long-lived assets and for certain investments.



                                                  KPMG Peat Marwick LLP

Houston, Texas
March 25, 1996